United states

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 10, 2015

ETHAN ALLEN INTERIORS INC.

(Exact name of registrant as specified in its charter)

Delaware	1-11692	06-1275288
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Ethan Allen Drive Danbury, CT	06811
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (203) 743-8000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN Report

SECTION 1 – REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01     Entry into a Material Definitive Agreement

On September 10, 2015, Ethan Allen Global, Inc. , wholly owned subsidiary of Ethan Allen Interiors Inc. entered into Amendment No. 2 (the “Amendment”) to the amended and restated credit agreement dated as of October 21, 2014. The Amendment changes the definition of “Change in Control” (the occurrence of which triggers a default under the amended and restated credit agreement) so that the relevant provision of the such definition is only triggered by the occupation of a majority of the seats (other than vacant seats) on the board of directors of the Company who were neither (i) nominated, appointed or approved for election by the board of directors of the Company nor (ii) appointed by directors so nominated, appointed or approved.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01     Financial Statements and Exhibits

(d) Exhibits

Exhibit	Description
10.1

Amendment No. 2 Dated as of September 10, 2015 to Amended and restated credit agreement dated as of October 21, 2014 among Ethan Allen Global, Inc., and J.P. Morgan Chase Bank, N.A. as Administrative Agent and Syndication Agent, and Capital One, National Association as Documention Agent dated as of October 21, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ETHAN ALLEN INTERIORS INC.

Date: September 11, 2015	By:	/s/ Corey Whitely
Corey Whitely
Executive Vice President, Administration Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit	Description
10.1

Amended and restated credit agreement among Ethan Allen Global, Inc.y, and J.P. Morgan Chase N.A. as administrative agent and syndication agent, and Capital One, National Association as document agent dated as of October 21, 2014

2